EXHIBIT (99)(a)

EARNINGS RELEASE

July 21, 2025

Contact:	William D. Cable, Sr. President and Chief Executive Officer

Jeffrey N. Hooper Executive Vice President and Chief Financial Officer

828-464-5620

For Immediate Release

PEOPLES BANCORP ANNOUNCES SECOND QUARTER 2025 RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK) (the “Company”), the parent company of Peoples Bank (the “Bank”), reported second quarter 2025 results with highlights as follows:

Second quarter 2025 highlights:

•	Net earnings were $5.2 million or $0.97 per share and $0.95 per diluted share for the three months ended June 30, 2025, as compared to $4.9 million or $0.93 per share and $0.89 per diluted share for the same period one year ago.
•	Net interest margin was 3.57% for the three months ended June 30, 2025, compared to 3.35% for the three months ended June 30, 2024.

Year to date highlights:

•	Net earnings were $9.5 million or $1.79 per share and $1.74 per diluted share for the six months ended June 30, 2025, as compared to $8.8 million or $1.67 per share and $1.61 per diluted share for the same period one year ago.
•	Cash dividends were $0.56 per share during the six months ended June 30, 2025, compared to $0.54 per share for the prior year period.
•	Total loans were $1.16 billion at June 30, 2025, compared to $1.14 billion at December 31, 2024.
•	Non-performing assets were $4.8 million or 0.28% of total assets at June 30, 2025, compared to $4.8 million or 0.29% of total assets at December 31, 2024.
•	Total deposits were $1.51 billion at June 30, 2025, compared to $1.48 billion at December 31, 2024.
•	Core deposits, a non-GAAP measure, were $1.36 billion or 90.05% of total deposits at June 30, 2025, compared to $1.34 billion or 90.17% of total deposits at December 31, 2024.
•	Net interest margin was 3.54% for the six months ended June 30, 2025, compared to 3.34% for the six months ended June 30, 2024.

Net earnings were $5.2 million or $0.97 per share and $0.95 per diluted share for the three months ended June 30, 2025, as compared to $4.9 million or $0.93 per share and $0.89 per diluted share for the prior year period. William D. Cable, Sr., President and Chief Executive Officer, attributed the increase in second quarter net earnings to increases in net interest income and non-interest income,which were partially offset by an increase in the provision for credit losses and an increase in non-interest expense, compared to the prior year period, as discussed below.

Net interest income was $14.6 million for the three months ended June 30, 2025, compared to $13.4 million for the three months ended June 30, 2024. The increase in net interest income is due to a $650,000 increase in interest income and a $531,000 decrease in interest expense. The increase in interest income is primarily due to a $1.1 million increase in interest income and fees on loans, which was partially offset by a $19,000 decrease in interest income on balances due from banks and a $408,000 decrease in interest income on investment securities. The increase in interest income and fees on loans is primarily due to an increase in total loans. The decrease in interest income on balances due from banks is primarily due to rate decreases implemented by the Federal Reserve from September 2024 through December 2024. The decrease in interest income on investment securities is primarily due to a reduction in balances outstanding. The decrease in interest expense is primarily due to a decrease in rates paid on interest-bearing liabilities. Net interest income after the provision for credit losses was $14.8 million for the three months ended June 30, 2025, compared to $13.9 million for the three months ended June 30, 2024. The provision for credit losses for the three months ended June 30, 2025 was a recovery of $213,000, compared to a recovery of $468,000 for the three months ended June 30, 2024.The decrease in the recovery for credit losses is primarily attributable to a smaller reduction in reserves on construction loans during the three months ended June 30, 2025, as compared to the reduction in reserves on construction loans during the three months ended June 30, 2024. The reduction in reserves on construction loans during the three months ended June 30, 2024 was primarily due to a decrease in construction loan balances outstanding and unfunded construction loan balances during the second quarter of 2024.

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Non-interest income was $7.7 million for the three months ended June 30, 2025, compared to $7.5 million for the three months ended June 30, 2024. The increase in non-interest income is primarily attributable to a $792,000 increase in appraisal management fee income due to an increase in appraisal volume, which was partially offset by a $628,000 decrease in miscellaneous non-interest income primarily due to a decrease in income on small business investment company (SBIC) investments.

Non-interest expense was $15.8 million for the three months ended June 30, 2025, compared to $15.1 million for the three months ended June 30, 2024. The increase in non-interest expense is primarily attributable to a $633,000 increase in appraisal management fee expense due to an increase in appraisal volume and a $341,000 increase in salaries and employee benefits expense primarily due to an increase in salary and insurance expense, which were partially offset by a $218,000 decrease in other non-interest expense primarily due to a decrease in debit card expense, and a $47,000 decrease in occupancy expense primarily due to a decrease in equipment maintenance expense.

Net earnings were $9.5 million or $1.79 per share and $1.74 per diluted share for the six months ended June 30, 2025, as compared to $8.8 million or $1.67 per share and $1.61 per diluted share for the prior year period. The increase in year to date net earnings is primarily attributable to increases in net interest income and non-interest income, which were partially offset by an increase in the provision for credit losses and an increase in non-interest expense, compared to the prior year period, as discussed below.

Net interest income was $28.5 million for the six months ended June 30, 2025, compared to $26.7 million for the six months ended June 30, 2024. The increase in net interest income is due to a $810,000 increase in interest income and a $1.0 million decrease in interest expense. The increase in interest income is primarily due to a $2.0 million increase in interest income and fees on loans, which was partially offset by a $576,000 decrease in interest income on balances due from banks and a $569,000 decrease in interest income on investment securities. The increase in interest income and fees on loans is primarily due to an increase in total loans. The decrease in interest income on balances due from banks is due to a reduction in balances outstanding and rate decreases implemented by the Federal Reserve from September 2024 through December 2024. The decrease in interest income on investment securities is primarily due to a reduction in balances outstanding. The decrease in interest expense is primarily due to a decrease in rates paid on interest-bearing liabilities. Net interest income after the provision for credit losses was $28.5 million for the six months ended June 30, 2025, compared to $27.1 million for the six months ended June 30, 2024. The provision for credit losses for the six months ended June 30, 2025 was an expense of $55,000, compared to a recovery of $377,000 for the six months ended June 30, 2024. The increase in the provision for credit losses is primarily attributable to a reduction in reserves on construction loans during the six months ended June 30, 2024, which was primarily due to a decrease in construction loan balances outstanding, combined with an increase in provision expense for unfunded construction loans during the six months ended June 30, 2025 resulting from an increase in unfunded commitments on construction loans.

Non-interest income was $14.2 million for the six months ended June 30, 2025, compared to $13.6 million for the six months ended June 30, 2024. The increase in non-interest income is primarily attributable to a $1.4 million increase in appraisal management fee income due to an increase in appraisal volume, which was partially offset by a $802,000 decrease in miscellaneous non-interest income primarily due to a decrease in income on small business investment company (SBIC) investments.

Non-interest expense was $30.4 million for the six months ended June 30, 2025, compared to $29.6 million for the six months ended June 30, 2024. The increase in non-interest expense is primarily attributable to a $1.1 million increase in appraisal management fee expense due to an increase in appraisal volume and a $149,000 increase in salaries and employee benefits expense primarily due to an increase in salary expense, which were partially offset by a $401,000 decrease in other non-interest expense primarily due to a decrease in debit card expense, and a $130,000 decrease in occupancy expense primarily due to a decrease in equipment maintenance expense.

Income tax expense was $1.5 million for the three months ended June 30, 2025, compared to $1.4 million for the three months ended June 30, 2024. The effective tax rate was 22.56% for the three months ended June 30, 2025, compared to 22.09% for the three months ended June 30, 2024. Income tax expense was $2.8 million for the six months ended June 30, 2025, compared to $2.2 million for the six months ended June 30, 2024. The effective tax rate was 22.69% for the six months ended June 30, 2025, compared to 19.74% for the six months ended June 30, 2024. The increase in the effective tax rate is primarily due to a $322,000 interest receivable booked during the six months ended June 30, 2024 on a deposit for taxes paid prior to a settlement with the North Carolina Department of Revenue (“NCDOR”) to withdraw the disallowance of certain tax credits previously purchased by the Bank.

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Total assets were $1.69 billion as of June 30, 2025, compared to $1.65 billion as of December 31, 2024. Available for sale securities were $371.6 million as of June 30, 2025, compared to $388.0 million as of December 31, 2024. Total loans were $1.16 billion as of June 30, 2025, compared to $1.14 billion at December 31, 2024.

Non-performing assets were $4.8 million or 0.28% of total assets at June 30, 2025, compared to $4.8 million or 0.29% of total assets at December 31, 2024. Non-performing assets include $4.2 million in residential mortgage loans, $442,000 in commercial mortgage loans and $216,000 in other loansat June 30, 2025, compared to $3.7 million in residential mortgage loans, $463,000 in commercial mortgage loans, $257,000 in other loans, and $369,000 in other real estate owned at December 31, 2024.

The allowance for credit losses on loans was $9.8 million or 0.85% of total loans at June 30, 2025, compared to $10.0 million or 0.88% of total loans at December 31, 2024. The allowance for credit losses on loans decreased $203,000 primarily due to a $90,000 decrease in the allowance on construction loans from December 31, 2024 to June 30, 2025 and the removal of the $60,000 Hurricane Helene reserve included in the allowance for credit losses at December 31, 2024. The allowance for credit losses on unfunded commitments was $1.3 million at June 30, 2025, compared to $1.1 million at December 31, 2024. The increase in the allowance for credit losses on unfunded commitments was primarily due to a $161,000 increase in the allowance for unfunded construction loans resulting from a $2.8 million increase in unfunded commitments on construction loans during the six months ended June 30, 2025. The allowance for credit losses on unfunded commitments is included in other liabilities on the Company’s consolidated balance sheets. Management believes the current level of the allowance for credit losses is adequate; however, there is no guarantee that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $1.51 billion as of June 30, 2025, compared to $1.48 billion as of December 31, 2024. Core deposits, a non-GAAP measure, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations of $250,000 or less, were $1.36 billion at June 30, 2025, compared to $1.34 billion at December 31, 2024. Management believes it is useful to calculate and present core deposits because of the positive impact this low cost funding source provides to the Bank’s overall cost of funds and profitability. Certificates of deposit in amounts of more than $250,000 totaled $150.6 million at June 30, 2025, compared to $145.9 million December 31, 2024.

Junior subordinated debentures were $15.5 million at June 30, 2025 and December 31, 2024. Shareholders’ equity was $144.0 million, or 8.50% of total assets, at June 30, 2025, compared to $130.6 million, or 7.90% of total assets, at December 31, 2024.

Peoples Bank operates 16 banking offices in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Iredell and Wake Counties. The Bank also operates loan production offices in Lincoln, Mecklenburg, Rowan and Forsyth Counties. The Company’s common stock is publicly traded and is listed on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this earnings release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by the Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

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CONSOLIDATED BALANCE SHEETS
June 30, 2025, December 31, 2024 and June 30, 2024
(Dollars in thousands)

	June 30, 2025	December 31, 2024	June 30, 2024
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$33,017	$30,919	$31,909
Interest-bearing deposits	68,983	28,347	50,926
Cash and cash equivalents	102,000	59,266	82,835

Investment securities available for sale	371,614	388,003	393,260
Other investments	2,648	2,728	2,779
Total securities	374,262	390,731	396,039

Mortgage loans held for sale	1,541	1,367	1,288

Loans	1,157,975	1,138,404	1,110,672
Less: Allowance for credit losses on loans	(9,792)	(9,995)	(10,016)
Net loans	1,148,183	1,128,409	1,100,656

Premises and equipment, net	14,644	14,847	15,888
Cash surrender value of life insurance	17,587	17,675	18,365
Accrued interest receivable and other assets	35,628	39,667	40,327
Total assets	$1,693,845	$1,651,962	$1,655,398

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$406,556	$402,254	$415,977
Interest-bearing demand, MMDA & savings	754,125	741,363	710,446
Time, over $250,000	150,580	145,939	147,333
Other time	202,558	195,175	202,200
Total deposits	1,513,819	1,484,731	1,475,956

Securities sold under agreements to repurchase	-	-	18,824
Junior subordinated debentures	15,464	15,464	15,464
Accrued interest payable and other liabilities	20,557	21,204	20,842
Total liabilities	1,549,840	1,521,399	1,531,086

Shareholders' equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,459,441 shares at 6/30/25, 5,457,646 shares
at 12/31/24, 5,457,646 at 6/30/24	48,708	48,658	48,678
Common stock held by deferred compensation trust,
at cost; 150,463 shares at 6/30/25, 158,580 shares
at 12/31/24, 166,247 shares at 6/30/24	(1,527)	(1,757)	(1,980)
Deferred compensation	1,527	1,757	1,980
Retained earnings	127,506	121,062	115,623
Accumulated other comprehensive loss	(32,209)	(39,157)	(39,989)
Total shareholders' equity	144,005	130,563	124,312

Total liabilities and shareholders' equity	$1,693,845	$1,651,962	$1,655,398

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CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2025 and 2024
(Dollars in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$16,648	$15,571	$32,664	$30,709
Interest on due from banks	706	725	1,056	1,632
Interest on investment securities:
U.S. Government sponsored enterprises	2,087	2,551	4,348	5,142
State and political subdivisions	694	695	1,388	1,390
Other	585	528	1,234	1,007
Total interest income	20,720	20,070	40,690	39,880

INTEREST EXPENSE:
Interest-bearing demand, MMDA & savings deposits	2,729	2,438	5,381	4,498
Time deposits	3,152	3,628	6,285	7,309
Junior subordinated debentures	242	283	483	567
Other	-	305	-	786
Total interest expense	6,123	6,654	12,149	13,160

NET INTEREST INCOME	14,597	13,416	28,541	26,720
PROVISION FOR CREDIT LOSSES	(213)	(468)	55	(377)
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	14,810	13,884	28,486	27,097

NON-INTEREST INCOME:
Service charges	1,372	1,346	2,784	2,686
Other service charges and fees	156	180	342	364
Gain/(loss) on sale of securities	-	-	(4)	-
Mortgage banking income	41	74	68	125
Insurance and brokerage commissions	258	219	495	465
Appraisal management fee income	3,973	3,181	7,015	5,595
Miscellaneous	1,893	2,521	3,522	4,324
Total non-interest income	7,693	7,521	14,222	13,559

NON-INTEREST EXPENSES:
Salaries and employee benefits	7,168	6,827	13,956	13,807
Occupancy	2,058	2,105	4,086	4,216
Appraisal management fee expense	3,156	2,523	5,575	4,427
Other	3,458	3,676	6,796	7,197
Total non-interest expense	15,840	15,131	30,413	29,647

EARNINGS BEFORE INCOME TAXES	6,663	6,274	12,295	11,009
INCOME TAXES	1,503	1,386	2,790	2,173

NET EARNINGS	$5,160	$4,888	$9,505	$8,836

PER SHARE AMOUNTS
Basic net earnings	$0.97	$0.93	$1.79	$1.67
Diluted net earnings	$0.95	$0.89	$1.74	$1.61
Cash dividends	$0.20	$0.19	$0.56	$0.54
Book value	$27.12	$23.49	$27.12	$23.49

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FINANCIAL HIGHLIGHTS
For the three and six months ended June 30, 2025 and 2024, and the year ended December 31, 2024
(Dollars in thousands)

	Three months ended		Six months ended		Year ended
	June 30,		June 30,		December 31,
	2025	2024	2025	2024	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$415,919	$445,098	$424,518	$444,289	$442,097
Loans	1,156,140	1,108,684	1,149,274	1,100,671	1,113,488
Earning assets	1,639,475	1,610,811	1,625,624	1,608,396	1,611,816
Assets	1,680,854	1,650,008	1,666,177	1,648,905	1,653,356
Deposits	1,513,519	1,461,596	1,502,234	1,444,950	1,465,965
Shareholders' equity	137,223	119,443	136,373	120,927	129,866

SELECTED KEY DATA:
Net interest margin (tax equivalent) (1)	3.57%	3.35%	3.54%	3.34%	3.36%
Return on average assets	1.23%	1.19%	1.15%	1.08%	0.99%
Return on average shareholders' equity	15.08%	16.46%	14.06%	14.69%	12.59%
Average shareholders' equity to total average assets	8.16%	7.24%	8.18%	7.33%	7.85%

	June 30, 2025	June 30, 2024	December 31, 2024
	(Unaudited)	(Unaudited)	(Audited)

ALLOWANCE FOR CREDIT LOSSES:
Allowance for credit losses on loans	$9,792	$10,016	$9,995
Allowance for credit losses on unfunded commitments	1,258	1,565	1,101
Provision for (recovery of) credit losses (2)	55	(377)	(285)
Charge-offs (2)	(284)	(1,228)	(1,981)
Recoveries (2)	183	375	551

ASSET QUALITY:
Non-accrual loans	$4,822	$4,156	$4,440
90 days past due and still accruing	-	-	-
Other real estate owned	-	-	369
Total non-performing assets	$4,822	$4,156	$4,809
Non-performing assets to total assets	0.28%	0.25%	0.29%
Allowance for credit losses on loans to non-performing assets	203.07%	241.00%	207.84%
Allowance for credit losses on loans to total loans	0.85%	0.90%	0.88%

LOAN RISK GRADE ANALYSIS:
Percentage of loans by risk grade

Risk Grade 1 (excellent quality)	0.29%	0.29%
Risk Grade 2 (high quality)	20.23%	19.57%
Risk Grade 3 (good quality)	71.53%	72.99%
Risk Grade 4 (management attention)	6.97%	5.95%
Risk Grade 5 (watch)	0.46%	0.66%
Risk Grade 6 (substandard)	0.52%	0.54%
Risk Grade 7 (doubtful)	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%

At June 30, 2025, including non-accrual loans, there was one relationship exceeding $1.0 million in the Watch risk grade, which totaled $1.4 million; there were no relationships exceeding $1.0 million in the Substandard risk grade.  At December 31, 2024, including non-accrual loans, there was one relationship exceeding $1.0 million in the Watch risk grade, which totaled $1.5 million; there were no relationships exceeding $1.0 million in the Substandard risk grade.

(1) This amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax-exempt status.  This amount has been computed using an effective tax rate of 22.78% and is reduced by the related nondeductible portion of interest expense.

(2) For the six months ended June 30, 2025 and 2024 and the year ended December 31, 2024.

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